Exhibit 23.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 22, 2007, relating to the financial statements of Pinnacle Gas Resources, Inc., which is contained in that Joint Proxy Statement/Prospectus.
     We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, CO
February 6, 2008